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                                                                 Exhibit 10.17


                     EMC-ART INSTITUTES INTERNATIONAL, INC.
                          DIRECTOR'S AND/OR OFFICER'S
                           INDEMNIFICATION AGREEMENT


  THIS INDEMNIFICATION AGREEMENT ("this Agreement") is entered into as of July 17, 1991, effective as of July 17, 1991, among EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation, and ART INSTITUTES INTERNATIONAL, INC., a Pennsylvania corporation (collectively, the "Corporations"), and ___________ ________________________ (the "Indemnitee"), who serves as a director, trustee and/or officer of one or both of the Corporations, or of a subsidiary or sub-tier subsidiary of one or both of the Corporations (collectively, the "Subsidiaries"), and whose mailing address is set forth following the signature of the Indemnitee, below.

                                   RECITALS:

  A. The Indemnitee is serving as director, trustee, and/or officer of one or both of the Corporations and/or of one or more of the Subsidiaries, and in such capacity (or capacities) is performing valuable services which benefit the Corporations.

  B. The Indemnitee has requested that the Corporations enter into this Agreement in consideration of the Indemnitee's continued service to the Corporations and/or to the pertinent Subsidiary or Subsidiaries, and to induce the Indemnitee to continue such service.

  C. It is essential for the Corporations and the Subsidiaries to attract and to retain capable individuals as directors and officers, and it is essential for that purpose for the Corporations to provide reasonable protection against unwarranted legal risks.

  D. The Corporations' By-laws (collectively, the "By-laws") and the applicable laws of the Commonwealth of Pennsylvania authorize the Corporations to provide for the indemnification of officers and directors and other persons requested to serve by the Corporations in similar capacities with corporations in which the Corporations have an interest, consistent with Section 513 of the Pennsylvania Business Corporation Law of 1988, as amended to date, and other applicable laws or regulations (collectively the "State Statutes").

  E. The By-laws and the State Statutes each specifically provide that they are not exclusive and, therefore, contemplate that agreements may be entered into between the Corporations and their directors and officers and the directors and officers of the Subsidiaries with respect to the indemnification of such directors and officers.


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                                  PROVISIONS:

  NOW, THEREFORE, in consideration of the Indemnitee's continued service as a director and/or officer of one or both of the Corporations and/or one or more Subsidiaries, and intending to be legally bound, the parties agree as follows:

  1. Indemnity of Director and/or Officer.

  Subject to and in accordance with the terms and conditions of this Agreement, each of the Corporations jointly and severally agrees to indemnify the Indemnitee and to hold him or her harmless to the maximum extent permitted by the applicable State Statutes, as they may be amended from time to time, or by any other statute authorizing the indemnification of directors and officers at any time and from time to time in the future.

  2. Additional Indemnity.

  Subject to the applicable provisions of the By-laws and the State Statutes, and subject to the limitations set forth in this Agreement, each of the Corporations also jointly and severally agrees to indemnify the Indemnitee for, and to hold him or her harmless from, all expenses (including attorneys' fees), judgments, and amounts paid in settlement, and/or otherwise actually and reasonably incurred at any time by the Indemnitee (collectively, "Expenses") in connection with any threatened, pending, or completed action or legal proceeding of any kind (whether civil, criminal, administrative or investigative), including (without limitation) any action by or in the right of either of the Corporations, to which the Indemnitee is or at any time may become a witness or party, or is threatened to be made a party, and which arises at any time out of or as a consequence of the Indemnitee's service in that capacity or as a director, officer, agent, employee, or consultant of either of the Corporations and/or any of the Subsidiaries at any time after the date of this Agreement. The legal proceedings and claims referred to in the preceding sentence are collectively called "Suits" in this Agreement.

  3. Limitations on Additional Indemnity.

  The indemnity obligations of the Corporations under this Agreement will be subject to the following limitations:

  (a) No amount will be paid under this Agreement if it is determined by a court of competent jurisdiction in an interlocutory ruling or a final judgment, that such payment would be a violation of applicable law. The Corporations will cooperate with any efforts of the Indemnitee to obtain a prompt, appellate review of any such interlocutory ruling or other judgment.

  (b) No amount will be paid under this Agreement in any Suit in which the sole allegation of wrongdoing by the Indemnitee is based upon his or her trading, or upon trading on behalf of the indemnitee, in the securities of either of the Corporations.





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  (c)  No amount will be paid under this Agreement on account of any act or omission of the Indemnitee which is determined by a final decision of a court of competent jurisdiction to have been illegal, fraudulent, or in reckless disregard of the duties of the Indemnitee to the Corporations or Subsidiaries, or which constitutes willful misconduct; provided, however, that (i) if such act or omission is determined to have been taken in good faith and in a manner reasonably believed by the Indemnitee to have been in the best interests of the Corporations, or (ii) if it is determined with respect to any criminal proceeding, that the Indemnitee had no reasonable cause to know that the alleged act or omission was unlawful, the limitation set forth in this Section 3(c) will not apply.

  (d) The Indemnitee and/or some of the other indemnitees (if any) who are parties similarly situated in any suit may be required (in the discretion of the Corporations' Board of Directors) to retain and to use the same counsel, which counsel will be selected by the Corporations, subject to the reasonable approval of each affected Indemnitee. Any Indemnitee may retain additional counsel at his or her own expense in any event.

  (e) If the Indemnitee elects to retain separate counsel, the Indemnitee will require such counsel to cooperate fully with counsel for the Corporations, except where to do so would prevent that Indemnitee from being effectively represented in the judgment of that Indemnitee and/or his or her counsel.

  (f) If the Indemnitee is entitled to and does elect to retain counsel at the expense of the Corporations under this Agreement, the Indemnitee will require such counsel to submit statements to the Corporations on a regular basis, at least monthly. The Corporations may object to and refuse to pay any fees or expenses which they reasonably and in good faith determine to be excessive, unnecessary, or duplicative of costs expended by the Corporations for themselves or for other defendants.

  4. Continuation of Indemnity.

  The obligations of the Corporations under this Agreement will continue in effect so long as the Indemnitee serves as a director, officer, agent, employee, or consultant of either of the Corporations and/or any of the Subsidiaries (the "Period of Service"); and they will continue in effect thereafter with respect to any Suit arising at any time thereafter by reason of alleged acts or omissions occurring during the Period of Service.

  5. Settlements.

  The Corporations will not be liable to indemnify the Indemnitee under this Agreement for any amount paid in settlement of any Suit effected without their written consent. The Corporations will not settle any Suit in any manner which would materially and adversely affect the Indemnitee without the Indemnitee's prior written consent. Neither the Corporations nor the Indemnitee will withhold such consent unreasonably.


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  6. Advance of Expenses.

  Expenses will be paid or reimbursed by the Corporations promptly upon the written request of the Indemnitee, subject to the limitations set forth in this Agreement, and subject to the possible requirement of reimbursement under
Section 7, below. Any other provision of this Agreement to the contrary notwithstanding, except only for the limitation set forth in Section 3(a), each Indemnitee will be entitled to have the expenses of any Suit advanced by the Corporations.

  7. Repayment of Expenses.

  The Indemnitee will reimburse the Corporations for all Expenses and other amounts paid or advanced by the Corporations on behalf of the Indemnitee under this Agreement if and when it is determined, by the final judgment of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification. The Indemnitee will make such reimbursement either (i) in cash within one year from the date on which the reimbursement obligation is found to exist pursuant to the preceding sentence, or (ii) by delivery within that period of a promissory note bearing interest on the outstanding principal amount from time to time outstanding at a rate equivalent to the then prevailing "Applicable Federal Rate" (determined monthly in accordance with Section 7872 of the Internal Revenue Code, as amended, or any successor to that Section). The Indemnitee will not in any event be obligated to pay principal and interest under such promissory note in amounts grater than $10,000 per annum.

  8. Additional Provisions.

  The rights of the Indemnitee and of the Corporations under this agreement will be enforceable in any court of competent jurisdiction in the Commonwealth of Pennsylvania or in the state in which the Indemnitee is domiciled at the time of such action. A conviction, or a plea of nolo contendere, or its equivalent, will not create a presumption that the Indemnitee did not act in good faith and in a manner reasonably believed to be (a) in the best interest of the Corporations or (b) (with respect to a criminal action) lawful conduct. Expenses reasonably incurred in connection with successfully establishing the Indemnitee's right to indemnification under this Agreement, in whole or in part, also will be indemnified by the Corporations, under the provisions of this Agreement.

  9. Severability.

  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of any other provision of this Agreement.

  10.  Governing Law; Binding Effect; Amendment and Termination.

  (a) This Agreement will be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania in all respects.





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  (b)  This Agreement will be binding upon the Indemnitee and his or her heirs, personal representatives, and assigns, and upon the Corporations and their respective successors and assigns. It will inure to the benefit of the Indemnitee and his or her heirs, personal representatives, and assigns, and to the benefit of the Corporations and their respective successors and assigns.

  (c) No modification or termination or cancellation of this Agreement, in whole or in part, will be effective unless it is in writing and is signed by all of the parties.

  IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date and year first above written.

                                          CORPORATIONS:

ATTEST:                                   EDUCATION MANAGEMENT CORPORATION
                                          300 Sixth Avenue, Pittsburgh, PA 15222


By:                                       By:
   --------------------------------           ----------------------------------
   Robert T. McDowell,                        Miryam L. Drucker,
   Assistant Secretary                        President


ATTEST:                                   ART INSTITUTES INTERNATIONAL, INC.
                                          300 Sixth Avenue, Pittsburgh, PA 15222


By:                                       By:
   --------------------------------           ----------------------------------
   Robert T. McDowell,                        George L. Pry,
   Assistant Secretary                        Executive Director


WITNESS:                                  INDEMNITEE


Signature:                                Signature:
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          Please print full name below

                                          Address:
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